                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is dated December 16, 1999, but effective as of October 8, 1999, among Tesoro Petroleum Corporation, a Delaware corporation ("TPC"), Tesoro Gas Resources Company, Inc., a Delaware corporation ("TGRC"), EEX Operating LLC, a Delaware limited liability company ("EEX Operating"), and EEX Corporation, a Texas corporation ("EEX Corporation"), for the limited purposes set forth herein and in the Agreement.

     Capitalized terms used and not otherwise defined, or defined as amended, in this Amendment shall have the meanings given such terms in the Agreement.

                                  WITNESSETH:
                                  -----------

     WHEREAS, TPC, TGRC, EEX Operating and EEX Corporation (for limited purposes), entered into a Stock Purchase Agreement (the "Agreement") dated October 8, 1999 providing for the sale by TPC and TGRC to EEX Operating of all shares of capital stock of Tesoro Exploration and Production Company, a Delaware corporation ("Exploration") and Tesoro Reserves Company, a Delaware corporation ("Reserves"), together with the partnership interests owned by Reserves and Exploration in Tesoro E&P Company, L.P., a Delaware limited partnership (the "E&P Partnership"); and

     WHEREAS, Section 2.9 of the Agreement provides for the Parties to enter into put and call options for the purchase of the stock of Tesoro Natural Gas Company, a Delaware corporation ("Natural Gas"), and Tesoro Gathering Company, a Delaware corporation ("Gathering"), together with the partnership interests (i) owned by Natural Gas and Gathering in Tesoro Pipeline Company, L.P., a Delaware limited partnership (the "Pipeline Partnership"), and (ii) owned by Natural Gas and the Pipeline Partnership in the Starr-Zapata Partnership and the Starr County Gathering System; and

     WHEREAS, Section 9.12(b) of the Agreement provides for the Parties to cooperate, at no cost or liability to Buyer, to enable Seller, at Seller's election, to transfer the Operating Assets (as defined in the Agreement) to Buyer in a manner enabling the transfer to qualify as a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code; and

     WHEREAS, in connection with a financing contemplated by Section 9.12(c) of the Agreement, the Agreement will be amended to provide for the possibility of
(i) two separate buyers, one of which will purchase the Common Stock, and the other of which will purchase the Membership Interests, and (ii) EEX Operating, which is executing this Amendment in its capacities as the purchaser of the Common Stock and the Membership Interests, to transfer its rights and obligations as the buyer of the Common Stock and/or the Membership Interests to an Affiliate of EEX Operating; and

     WHEREAS, in order to effect the sale contemplated by Section 2.9, the like-kind exchange contemplated by Section 9.12 of the Agreement and the separation of the buyers of the Common Stock and the Membership Interests, the Parties have agreed to amend the Agreement in accordance with the terms of this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.   Changes to Article I, Definitions.
     ----------------------------------

     a.  New Defined Terms  The following defined terms shall be added to
         -----------------
     Article I of the Agreement:

     "Amendment" shall mean this First Amendment to Stock Purchase Agreement dated December 16, 1999, among Tesoro Petroleum Corporation, Tesoro Gas Resources Company, Inc. and EEX Operating LLC, and EEX Corporation, for limited purposes.

     "Coastal" shall mean Coastal States Gas Transmission Company, a Delaware corporation.

     "E&P Buyer" shall mean the buyer of the Membership Interests, and shall initially be EEX Operating LLC, a Delaware limited liability company.

     "E&P Closing Settlement Price" shall mean the E&P Settlement Price calculated in accordance with the best information available to the Seller prior to Closing, as reflected on the E&P Settlement Statement delivered prior to Closing pursuant to Article X and Section 13.2(a).

     "E&P Final Settlement Price" shall mean the E&P Settlement Price calculated in accordance with the best information available to the Parties during the one hundred twenty (120) day period after Closing, as reflected on the E&P Final Statement agreed upon pursuant to Article XIII.

     "E&P Final Statement" shall mean the final accounting statement with respect to the Membership Interests to be agreed upon by the Parties no later than one hundred twenty (120) days after Closing pursuant to Section 13.2(b).

     "E&P Partnership" shall mean Tesoro E&P Company, L.P., a Delaware limited partnership.

     "E&P Property Package" shall mean the Properties listed on Schedule I.

     "E&P Purchase Price" shall have the meaning given such term in Section 3.1(a) hereof.

     "E&P Settlement Price" shall have the meaning set forth in Section 3.2.

     "E&P Settlement Statement" shall mean the accounting statement calculating the E&P Settlement Price described in Section 13.2(a).

     "Exploration and Production Assets" shall mean all property rights and interests of the E&P Partnership being sold hereunder in the lands and leases described in Exhibit B, as set forth in Section 2.4(a).

     "Exploration LLC" shall mean Tesoro Exploration and Production Company, LLC, a Delaware limited liability company.

     "Grande" shall mean Tesoro Grande Company, LLC, a Delaware limited liability company.

     "Grande Property Package" shall mean the Properties listed on Schedule II.

     "Grande Qualified Intermediary" shall mean Bank One Exchange Corporation, in its capacity as a qualified intermediary to implement a like-kind exchange of the Grande Property Package under Section 1031 of the Code.

     "LLC Purchase Agreements" shall have the meaning set forth in Section 12.2(g) hereof.

     "LLCs" shall mean Grande, Southeast, Exploration LLC and Reserves LLC.

     "Membership Interests" shall mean all issued and outstanding membership interests in Exploration LLC, Reserves LLC, Grande and Southeast, collectively.

     "Pipeline Buyer" shall mean the buyer of the Common Stock, and shall initially be EEX Operating LLC, a Delaware limited liability company.

     "Pipeline Closing Settlement Price" shall mean the Settlement Price calculated in accordance with the best information available to the Seller prior to Closing, as reflected on the Settlement Statement delivered prior to Closing pursuant to Article X and Section 13.2(a).

     "Pipeline Final Settlement Price" shall mean the Pipeline Settlement Price calculated in accordance with the best information available to the Parties during the one hundred twenty (120) day period after Closing, as reflected on the Pipeline Final Statement agreed upon pursuant to Article XIII.

     "Pipeline Final Statement" shall mean the final accounting statement with respect to the Common Stock to be agreed upon by the Parties no later than one hundred twenty (120) days after Closing pursuant to Section 13.2(b).

     "Pipeline Partnership" shall mean Tesoro Pipeline Company, L.P., a Delaware limited partnership.

     "Pipeline Properties" shall mean the pipelines and appurtenances, and rights-of-ways, easements, servitudes, licenses, permits and other rights and interests in the pipelines listed on Exhibit B-1 attached hereto.

     "Pipeline Purchase Price" shall have the meaning given such term in Section 3.1(a) hereof.

     "Pipeline Settlement Price" shall have the meaning set forth in Section
     3.3.

     "Pipeline Settlement Statement" shall mean the accounting statement calculating the Pipeline Settlement Price described in Section 13.2(a).

     "Qualified Intermediary" shall mean both, or either, as applicable, the Southeast Qualified Intermediary and the Grande Qualified Intermediary.

     "Reserves LLC" shall mean Tesoro Reserves Company, LLC, a Delaware limited liability company.

     "Southeast" shall mean Tesoro Southeast Company, LLC, a Delaware limited liability company.

     "Southeast Property Package" shall mean the Properties listed on Schedule III.

     "Southeast Qualified Intermediary" shall mean 44 Exchange Services L.L.C., in its capacity as a qualified intermediary to implement a like-kind exchange of the Southeast Property Package under Section 1031 of the Code.

     b.  Amended Definitions:    The following defined terms in Article I of the
         --------------------
     Agreement shall be amended to read as follows:

     "Agreement" shall mean this Stock Purchase Agreement, as amended.

     "Allocated Values" shall mean the monetary value allocated to each Property or group of Properties, the Pipeline Properties and the Hedging Contracts in Exhibit A.

     "Balance Sheets" shall mean the unaudited combined financial balance sheet of the Subsidiaries and the Partnership as of June 30, 1999, attached hereto as Exhibits C and C-1.

"Buyer" shall mean (i) EEX Operating LLC, a Delaware limited liability company, if acting as both the E&P Buyer and the Pipeline Buyer or (ii) the E&P Buyer and the Pipeline Buyer, collectively, if the E&P Buyer and the Pipeline Buyer are different Persons.

     "Common Stock" shall mean all issued and outstanding shares of common stock of Natural Gas and Gathering, collectively; further, during the period Exploration and Reserves remain as corporations, prior to their conversion to limited liability companies, then the term "Common Stock" shall also include all issued and outstanding shares of common stock of Exploration and Reserves.

     "Consent to Assignment" shall mean an existing contractual or legal right of any third party to consent to a Partnership's assignment of an Operating Asset or an interest in an Operating Asset to Buyer under such terms as are set forth in this Agreement.

     "Operating Assets" shall mean the Exploration and Production Assets, the Pipeline Properties and, otherwise, all property rights and interests of the Partnership being sold hereunder in the lands and leases described in Exhibit B and Exhibit B-1, as set forth in Section 2.4.

     "Partnership" shall mean either or both of the E&P Partnership and the Pipeline Partnership, as the context may require.

     "Preferential Right to Purchase" shall mean the right of any third party under an existing contract or agreement allowing that third party to purchase a Property or either of the Starr Partnership's interest in a Pipeline Property whenever Seller proposes to transfer its interests in a Partnership under terms such as are set forth in this Agreement.

     "Purchase Price" shall mean the sum of the E&P Purchase Price and the Pipeline Purchase Price.

     "Subsidiaries" shall mean Exploration LLC (and Exploration, its predecessor corporation), Reserves LLC (and Reserves, its predecessor corporation), Grande, Southeast, Natural Gas and Gathering, collectively.

     "Transaction" shall mean the purchase and sale of the Common Stock and the Membership Interests pursuant to this Agreement and the related transactions contemplated herein.

     c. The following defined terms in Article I of the Agreement shall be deleted in their entirety:

     "Closing Settlement Price"
     "Final Settlement Price"
     "Final Statement"
     "Settlement Price"
     "Settlement Statement"

2.   Changes to Article II, Purchase And Sale.
     -----------------------------------------

     a. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     2.1  Sale of Membership Interests and Common Stock.  Subject to the terms
          ---------------------------------------------
     and conditions of this Agreement, (a) Seller agrees to sell and assign to E&P Buyer, and E&P Buyer agrees to purchase and pay for, at Closing, all the Membership Interests, and (b) Seller agrees to sell and assign to Pipeline Buyer, and Pipeline Buyer agrees to purchase and pay for, at Closing, all the Common Stock.

     b. Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

     2.2  Effect of Sale.  The sale of the Membership Interests at Closing shall
          --------------
     transfer to E&P Buyer all of Seller's rights in the LLCs, and the sale of the Common Stock at Closing shall transfer to Pipeline Buyer all of Seller's rights in Natural Gas and Gathering. On the Closing Date, the Subsidiaries shall hold certain interests, assets and liabilities, as set forth in this Article II. Except as otherwise specifically set forth in this Agreement, the transfer of Seller's rights in the Subsidiaries shall assign to Buyer all of Seller's beneficial right, title, interest and obligations in and to such interests, assets and liabilities held by the Subsidiaries.

     c. Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

     2.3  Partnership.  On the Closing Date, the E&P Partnership and the
          -----------
     Pipeline Partnership shall be owned in the following manner:

          (a) E&P Partnership  Exploration LLC, Grande, Southeast and Reserves
              ---------------
          LLC shall collectively own all rights and interests in the E&P Partnership. Exploration LLC shall be the sole general partner in the E&P Partnership, and Grande, Southeast and Reserves LLC shall be the sole limited partners in the E&P Partnership. The partnership rights and interests described in this Section 2.3(a) shall pass to E&P Buyer as an attribute of the sale of the Membership Interests pursuant to this Agreement.

          (b) Pipeline Partnership.  Natural Gas and Gathering shall
              ---------------------
          collectively own all rights and interests in the Pipeline Partnership. Natural Gas shall be the sole general partner, owning a one percent (1%) partnership interest, and Gathering shall be the sole limited partner, owning a ninety-nine percent (99%) partnership interest in the Pipeline Partnership. The partnership rights and interests described in this Section 2.3(b) shall pass to Pipeline Buyer as an attribute of the sale of the Common Stock pursuant to this Agreement.

          (c) Starr Partnerships.  On the Closing Date, (i) Pipeline Partnership
              ------------------
          shall be the 49% partner and Natural Gas shall be the 1% partner of Starr-Zapata Partnership and (ii) Pipeline Partnership shall be the 69% partner and Natural Gas shall be the 1% partner of the Starr County Gathering System. The partnership rights and interests described in this Section 2.3(c) shall pass to Pipeline Buyer as an attribute of the sale of the Common Stock pursuant to this Agreement.

     d. The introductory paragraph of Section 2.4 of the Agreement is amended and restated in its entirety to read as follows:

          On the Closing Date, the Partnership and the Starr Partnerships shall own the Operating Assets, subject to the Permitted Encumbrances, and excluding the items set forth on Schedule 2.4 and as otherwise limited herein as follows:

e.   The following paragraph (c) is added to Section 2.4 of the Agreement:

          (c)  Pipeline Assets.
               ---------------

               (i) Rights, title and interests of the Pipeline Partnership and the Starr Partnerships in the Pipeline Properties in Starr, Edwards, Val Verde and Zapata Counties, Texas, as described in Exhibit B-1;

               (ii) Rights, obligations, title and interests of the Pipeline Partnership and the Starr Partnerships in and to permits, orders, abstracts of title, leases, deeds, operating agreements, participation agreements, and other agreements and instruments applicable to the Pipeline Properties;

               (iii) Rights, obligations, title and interests in easements, rights of way, licenses and permits and all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Pipeline Properties.

               (iv) Rights and interests in records and maps, contract files and records, accounting files, data and records, all computer software and other materials (whether electronically stored or otherwise) used or held for use by Seller, the Subsidiaries, the Pipeline Partnership or the Starr Partnerships, or any of their direct or indirect parents, subsidiaries or other Affiliates (other than Coastal), regarding ownership or operation of the Pipeline Properties, and other files, documents and records of Seller, the Subsidiaries, the Pipeline Partnership or the Starr Partnerships, or any of their direct or indirect parents, subsidiaries or other Affiliates (other than Coastal), which relate to the Pipeline Properties.

     f.  Section 2.9 of the Agreement is hereby deleted in its entirety.

3.   Changes to Article III, Purchase Price and Settlement Price.
     ------------------------------------------------------------

     a. Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

      3.1 Purchase Price.
          --------------

          (a) Purchase Price.  The monetary consideration ("E&P Purchase Price")
              ---------------
          for the sale and conveyance of all the Membership Interests to E&P Buyer, effective as of the date of Closing, is E&P Buyer's payment of $215,253,969 in cash. The monetary consideration ("Pipeline Purchase Price") for the sale and conveyance of all the Common Stock to Pipeline Buyer, effective as of the date of Closing, is Pipeline Buyer's payment of $6,746,031 in cash.

          (b)  Allocation of E&P Purchase Price.   The E&P Purchase Price shall
               ---------------------------------
          be allocated among the Grande Property Package, the Southeast Property Package and the E&P Property Package as follows:


               (i)  Grande Property Package     --   $115,304,126

               (ii)  Southeast Property Package --   $ 14,426,631

               (iii) E&P Property Package       --   $ 85,523,212

                     Total                      --   $215,253,969

          (c) The parties agree that the allocation of the E&P Purchase Price provided herein, and any inability to allocate the E&P Purchase Price as provided herein, shall not affect the total E&P Purchase Price paid by E&P Buyer under this Agreement, and the total adjustments to the E&P Purchase Price described in this Agreement (including without limitation Section 3.2 and Article XIII).

          (d) None of the E&P Buyer, the Pipeline Buyer, or any Affiliate of either Buyer shall be obligated to pay Seller the E&P Purchase Price, the Pipeline Purchase Price, or any amounts for any of the Membership Interests or the Common Stock, or pursuant to indemnification claims, except pursuant to this Agreement.

      b. Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          3.2  E&P Settlement Price. Pursuant to the provisions as described
               --------------------
     below, the E&P Purchase Price to be paid by E&P Buyer will be subject to certain adjustments made at Closing and within one hundred twenty (120) days thereafter, as set forth in Article XIII, to determine the E&P Settlement Price amount that will actually be paid by E&P Buyer. The E&P Settlement Price will be allocated separately for the E&P Property Package, the Grande Property Package and the Southeast Property Package, and shall be calculated as follows:

              (a) Increases. The E&P Purchase Price shall be increased by the following amounts:

            (i) An amount equal to the expenses attributable to the Membership Interests, the E&P Partnership or the Properties (without duplication) properly accrued in accordance with GAAP and past practice, and as provided for in Section 13.3, attributable to the period from the Effective Time to the end of business on the Closing Date; provided, however, that such expenses shall exclude all (1) depreciation, depletion and amortization, (2) income and franchise taxes, (3) one-half of the amount accrued by the Subsidiaries and the Partnership under incentive compensation arrangements for the Retained Employees, as provided in Section 9.9(c), and (4) severance obligations and other amounts accrued under any employment retention and management stability agreements, as provided in Section 9.9(b); provided, further, however that Seller, the Subsidiaries and the Partnership shall be permitted to accrue no more than $40,000 per month from the close of business on June 30, 1999 to the Closing Date for corporate general and administrative expenses;

          (ii) An amount equal to the capital expenditures relating to the Business attributable to the Membership Interests, the E&P Partnership or the Properties (without duplication), properly accrued in accordance with GAAP and past practice attributable to the period from the Effective Time to the end of business on the Closing Date; and

          (iii) The amount of change in Working Capital attributable to the Membership Interests, the E&P Partnership or the Properties (without duplication) between the Effective Time and the end of business on the Closing Date, if the amount of change is a positive number.

       (b) Decreases. The E&P Purchase Price shall be decreased by the following amounts:

            (i) An amount equal to the revenues properly accrued in accordance with GAAP and past practice attributable to the Membership Interests, the E&P Partnership or the Properties (without duplication) and attributable to the period from the Effective Time to the end of business on the Closing Date;

          (ii) An amount equal to any Settlement Price Adjustment, subject to the application of Section 13.1;

          (iii) The amount of the Allocated Value of any Properties that third parties shall have purchased before the Closing through the exercise of Preferential Rights to Purchase or pursuant to any other sale permitted by Section 9.2(a); and

          (iv) The amount, stated as a positive number, of any change in Working Capital attributable to the Membership Interests, the E&P Partnership or the Properties (without duplication) between the Effective Time and the end of business on the Closing Date, if and only if, the amount of change is a negative number.

     The E&P Purchase Price as adjusted pursuant to this Section 3.2 is herein called the "E&P Settlement Price."

     c.   The following Section 3.3 is hereby added to the Agreement:

             3.3  Pipeline Settlement Price. Pursuant to the provisions as
                  -------------------------
     described below, the Pipeline Purchase Price to be paid by Pipeline Buyer will be subject to certain adjustments made at Closing and within one hundred twenty (120) days thereafter, as set forth in Article XIII, to determine the Pipeline Settlement Price amount that will actually be paid by Pipeline Buyer, and shall be calculated as follows:

     (a) Increases. The Pipeline Purchase Price shall be increased by the following amounts:

          (i) An amount equal to the expenses attributable to the Common Stock (excluding Reserves and Exploration), the Pipeline Partnership or the Pipeline Properties (without duplication) properly accrued in accordance with GAAP and past practice, and as provided for in Section 13.3, attributable to the period from the Effective Time to the end of business on the Closing Date; provided, however, that such expenses shall exclude all
                 (1) depreciation, depletion and amortization, (2) income and franchise taxes, (3) amounts accrued by the Subsidiaries and the Partnership under incentive compensation arrangements for the Retained Employees, as provided in Section 9.9(c), and (4) severance obligations and other amounts accrued under any employment retention and management stability agreements, as provided in Section 9.9(b); provided, further, however that Seller, the Subsidiaries and the Partnership shall not be permitted to accrue any corporate general and administrative expenses from the close of business on June 30, 1999 to the Closing Date;

          (ii) An amount equal to the capital expenditures relating to the Business attributable to the Common Stock (excluding Reserves and Exploration), the Pipeline Partnership or the Pipeline Properties (without duplication), properly accrued in accordance with GAAP and past practice attributable to the period from the Effective Time to the end of business on the Closing Date; and

          (iii) The amount of change in Working Capital attributable to the Common Stock (excluding Reserves and Exploration), the Pipeline Partnership or the Pipeline Properties (without duplication), between the Effective Time and the end of business on the Closing Date, if the amount of change is a positive number.

     (b) Decreases. The Pipeline Purchase Price shall be decreased by the following amounts:

          (i) An amount equal to the revenues attributable to the Common Stock (excluding Reserves and Exploration), the Pipeline Partnership or the Pipeline Properties (without duplication) properly accrued in accordance with GAAP and past practice attributable to the period from the Effective Time to the end of business on the Closing Date;

          (ii) An amount equal to any Settlement Price Adjustment, subject to the application of Section 13.1;

          (iii) The amount of the Allocated Value of the Pipeline Properties that third parties shall have purchased before the Closing through the exercise of Preferential Rights to Purchase or pursuant to any other sale permitted by Section 9.2(a); and

          (iv) The amount, stated as a positive number, of any change in Working Capital, attributable to the Common Stock (excluding Reserves and Exploration), the Pipeline Partnership or the Pipeline Properties (without duplication), between the Effective Time and the end of business on the Closing Date, if and only if, the amount of change is a negative number.

     The Pipeline Purchase Price as adjusted pursuant to this Section 3.2 is herein called the "Pipeline Settlement Price."

4.   Changes to Article IV, Representations and Warranties.

     a. Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:


          (a) Disclosure.  To Seller's Knowledge, the representations and
              ----------
     warranties set forth in this Section 4.1 of this Agreement, the exhibits to this Agreement, and the information, documents and Balance Sheets provided under the terms of this Agreement represent full and fair disclosure as of the date of this Agreement and do not contain any untrue statement of any material fact or omit any material fact necessary in order to make the facts stated not misleading.

     b. Paragraph (e) of Section 4.2 of the Agreement is amended and restated in its entirety to read as follows:

          (e) Investment Intent.  The Common Stock and the Membership Interests
              -----------------
     are being purchased for Buyer's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Buyer understands that the Common Stock and the Membership Interests have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. Buyer is knowledgeable, competent, and experienced in the oil and gas industry and has independently evaluated and interpreted the technical data and other information regarding the Operating Assets prior to entering into this Agreement, understands and is financially able to bear the risk associated with ownership of the Subsidiaries and the Partnership, and will independently conduct all the due diligence investigations and reviews of all matters concerning the Subsidiaries, the Partnership and the Operating Assets as it deems necessary prior to Closing. Buyer acknowledges that Buyer is not relying upon any statement or representations made by Seller concerning the present or future value of, or anticipated income, costs, or profits, if any, to be derived from, the Subsidiaries, the Partnership or the Operating Assets, and Buyer has relied solely upon its independent inspections, estimates, computations, evaluations, reports, studies, knowledge and other information regarding the Subsidiaries, the Partnership and the Operating Assets.

     c.   The following Section 4.3 shall be added to the Agreement as follows:

     4.3  Seller's Representations and Warranties to Be Made at Closing.
          -------------------------------------------------------------
     Effective as of the Closing Date, Seller shall represent and warrant that:

     (a)  Disclosure.  To Seller's Knowledge, the representations and warranties
          ----------
     set forth in this Section 4.3, the exhibits to this Agreement, and the information, documents and Balance Sheets provided under the terms of this Agreement represent full and fair disclosure as of the Closing Date and do not contain any untrue statement of any material fact or omit any material fact necessary in order to make the facts stated not misleading.

     (b)  Authorization and Enforceability.
          --------------------------------

               (i) This Agreement and the Transaction have been duly authorized by each Seller.

               (ii) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will violate or conflict with, or result in the acceleration of rights, benefits or obligations under, (1) any provision of any Seller's, Subsidiary's, Partnership's or Starr Partnership's respective Charters, Bylaws, management agreements, limited liability company agreements, operating agreements or partnership agreements, or (2) any applicable statute, law, regulation or Governmental Order to which Seller or the Subsidiaries or the Partnerships or the assets and properties of such entities, including without limitation the Operating Assets, are bound or subject.

               (iii) This Agreement has been duly executed and delivered by each Seller and constitutes the valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (iv) Except as set forth on Schedule 4.1(b)(iv), or as otherwise specifically provided herein, the execution, delivery, and performance of this Agreement (assuming that all applicable consents are received and all applicable Preferential Rights to Purchase individual Operating Assets are waived) will not (A) be in violation of any provisions of any regulation or order that could reasonably be expected to adversely affect the ownership or operations of the Operating Asset affected thereby or give rise to damages, penalties or claims of third parties, or (B) result in the breach of, or constitute a default under, any indenture or other material agreement or instrument to which any Seller, Subsidiary, Partnership or Starr Partnership is bound.

               (v) Except as set forth on Schedule 4.1(b)(v) or as otherwise specifically provided herein, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby or thereby, other than (A) consents and Preferential Rights to Purchase affecting individual Operating Assets; (B) filings required (1) to form Grande and Southeast under Delaware law, (2) to convert Reserves into Reserves LLC under Delaware law and (3) to convert Exploration into Exploration LLC under Delaware law; (C) tax filings or (D) where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings (1) is not reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement (2) could reasonably be expected to adversely affect the Business or
                      (3) could give rise to damages, penalties or claims of third parties.

          (c)  Organizational Status.
               ---------------------

               (i) Each Seller: (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware,
                      (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business and execute, deliver and comply with the terms and provisions of this Agreement and to perform all of its obligations hereunder. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of any Seller.

               (ii) Exploration LLC (1) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Exploration LLC.

               (iii) Reserves LLC (1) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Reserves LLC.

               (iv) Grande(1) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and
                      (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Grande.

               (v) Southeast (1) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Southeast.

               (vi) The E&P Partnership (1) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the E&P Partnership.

               (vii) The Pipeline Partnership (1) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Pipeline Partnership.

               (viii) Gathering (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware,
                      (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Gathering.

               (ix) Natural Gas (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware,
                      (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Natural Gas.

               (x) Starr-Zapata Partnership (1) is a general partnership duly formed and validly existing under the laws of Texas and
                      (2) possesses all requisite authority and power to conduct its business. To Seller's Knowledge, there are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Starr-Zapata Partnership.

               (xi) Starr County Gathering System (1) is a general partnership duly formed and validly existing under the laws of Texas and (2) possesses all requisite authority and power to conduct its business. To Seller's Knowledge, there are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Starr County Gathering System.

          (d)  Subsidiary and Other Equity Interests.
               -------------------------------------

               (i) Exploration LLC has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the E&P Partnership.

               (ii) Reserves LLC has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the E&P Partnership.

               (iii) Grande has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the E&P Partnership.

               (iv) Southeast has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the E&P Partnership.

               (v) The E&P Partnership has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity.

               (vi) Natural Gas has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the Pipeline Partnership and the Starr Partnerships.

               (vii) Gathering has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the Pipeline Partnership.

               (viii) The Pipeline Partnership has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the Starr Partnerships.

               (ix) Starr-Zapata Pipe Line has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity.

               (ix) Starr County Gathering System has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity

          (e)  Membership Interests and Partnership Interests.
               -----------------------------------------------

               (i) Exploration LLC has authorized membership interests, of which all are issued and outstanding and owned by Tesoro Gas Resources Company, Inc. The membership interests of Exploration LLC have been duly authorized by Exploration LLC, and the membership interests of Exploration LLC owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Exploration LLC to issue or to transfer (or preventing the transfer of) any membership interests, capital stock or other equity interest in Exploration LLC.

               (ii) Reserves LLC has authorized membership interests, of which all are issued and outstanding and owned by Tesoro Gas Resources Company, Inc. The membership interests of Reserves LLC have been duly authorized by Reserves, and the membership interests of Reserves LLC owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Reserves LLC to issue or to transfer (or preventing the transfer of) any membership interests, capital stock or other equity interest in Reserves LLC.

               (iii) Grande has authorized membership interests, of which all are issued and outstanding and owned by Tesoro Gas Resources Company, Inc. The membership interests of Grande have been duly authorized by Grande, and the membership interests of Grande owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Grande to issue or to transfer (or preventing the transfer of) any membership interests, capital stock or other equity interest in Grande.

               (iv) Southeast has authorized membership interests, of which all are issued and outstanding and owned by Tesoro Gas Resources Company, Inc. The membership interests of Southeast have been duly authorized by Southeast, and the membership interests of

                      Southeast owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Southeast to issue or to transfer (or preventing the transfer of) any membership interests, capital stock or other equity interest in Southeast.

               (v) In the E&P Partnership, the entire Series A limited partnership interest is held by Reserves LLC, the entire Series B limited partnership interest is held by Grande, the entire Series C limited partnership interest is held by Southeast, and the general partnership interest is held by Exploration LLC. Such interests are duly authorized under the agreement governing the E&P Partnership, as currently amended, and are valid. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, appreciation rights, phantom interests, profit participation, or other similar rights, or other agreements or commitments obligating Seller, the Partnership, Reserves LLC, Grande, LLC, Southeast, LLC or Exploration to issue or to transfer (or preventing the transfer of) any equity interest in the E&P Partnership.

               (vi) Seller has delivered to Buyer correct and complete copies of each Subsidiary's, each Partnership's and each Starr Partnership's respective Charter, Bylaws, organizational documents, management agreement, limited liability company agreement, operating agreement or partnership agreement, as amended to date, and the minute books of each Subsidiary and Partnership. No Subsidiary, Partnership or Starr Partnership is in breach of any provision of its Charter, Bylaws organizational documents, management agreement, limited liability company agreement, operating agreement or partnership agreement.

               (vii) Natural Gas has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, with all of such shares owned by Tesoro Petroleum Corporation. The common stock has been duly authorized by Natural Gas and the shares owned by Tesoro Petroleum Corporation are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Natural Gas to issue or to transfer (or preventing the transfer of) any common stock or other equity interest in Natural Gas.

               (viii) Gathering has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, with all of such shares owned by Tesoro Gas Resources Company, Inc. The common stock has been duly authorized by Gathering, and the shares owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Gathering to issue or to transfer (or preventing the transfer of) any common stock or other equity interest in Gathering.

               (ix) In the Pipeline Partnership, a 99% limited partnership interest is held by Gathering, and a 1% general partnership interest is held by Natural Gas. Such interests are duly authorized under the agreement forming the Pipeline Partnership and are valid. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, appreciation rights, phantom interests, profit participation, or other similar rights, or other agreements or commitments obligating Seller, the Pipeline Partnership, Natural Gas or Gathering to issue or to transfer (or preventing the transfer of) any equity interest in the Pipeline Partnership.

               (x) In Starr County Gathering, a 69% general partnership interest is held by Pipeline, a 1% general partnership interest is held by Natural Gas, and a 30% general partnership interest is held by Coastal. Such interests have been duly authorized under the agreement forming Starr County Gathering, and are valid. Except as set forth in the Starr County Joint Venture Agreement, there are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, appreciation rights, phantom interests, profit participation, or other similar rights, or other agreements or commitments obligating Seller, the Pipeline Partnership, Natural Gas, Starr County Gathering, or, to Seller's Knowledge, Coastal, to issue or to transfer (or preventing the transfer of) any equity interest in Starr County Gathering.

               (xi) In the Starr-Zapata Partnership, a 49% general partnership interest is held by Pipeline, a 1% general partnership interest is held by Natural Gas, and a 50% general partnership interest is held by Coastal. Such interests have been duly authorized under the agreement forming the Starr-Zapata Partnership, and are valid. Except as set forth in the Starr-Zapata Partnership Agreement, there are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, appreciation rights, phantom interests, profit participation, or other similar rights, or other agreements or commitments obligating Seller, the Pipeline Partnership, Natural Gas, Starr County Gathering, or, to Seller's Knowledge, Coastal to issue or to transfer (or preventing the transfer of) any equity interest in Starr County Gathering.

               (f)    Title to Stock, Partnership Interests and Assets.
                      ------------------------------------------------

               (i) All of the issued and outstanding membership interests of Exploration LLC, Reserves LLC, Grande and Southeast, which consist only of the Membership Interests, are owned of record and beneficially with good and valid title by Tesoro Gas Resources Company, Inc., free and clear of any Encumbrance. Upon delivery to E&P Buyer of the certificates for the Membership Interests in the manner and with the powers described in Section 12.2(b), assuming that E&P Buyer pays the consideration contemplated by this Agreement and has no notice of any adverse claim, good and valid title to the Membership Interests will have been transferred to E&P Buyer, free and clear of any Encumbrances. Neither Tesoro Petroleum Corporation nor Tesoro Gas Resources Company, Inc. has received any notice of any adverse claim to their interests in and to the title to the Membership Interests.

               (ii) All of the issued and outstanding partnership interests in the E&P Partnership are owned of record and beneficially with good and valid title by Reserves LLC, Grande, Southeast and Exploration LLC as described in Section 4.3(e)(v), free and clear of any Encumbrance. Neither Reserves LLC, Grande, Southeast nor Exploration LLC has received any notice of any adverse claim to their respective interests in the Partnership.

               (iii) Each Subsidiary and Partnership has good title to all of the assets and properties (except the Operating Assets) which it owns or purports to own, including the Financial Assets and Liabilities reflected on the Balance Sheets, except for properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheets, free and clear of any Encumbrances other than Permitted Encumbrances.

               (iv) All of the issued and outstanding shares of capital stock of Natural Gas and Gathering, which consist only of the Common Stock, are owned of record and beneficially by Tesoro Petroleum Corporation and Tesoro Gas Resources Company, Inc., respectively, free and clear of any Encumbrance. Upon delivery to Pipeline Buyer in the manner and with the powers described in Section 12.2(a) of the certificates for the Common Stock of Natural Gas and Gathering, assuming that Pipeline Buyer pays the consideration contemplated by the Agreement and has no notice of any adverse claim, good and valid title to the Common Stock represented by such certificate will have been transferred to Buyer, free and clear of any Encumbrances. Neither Tesoro Petroleum Corporation nor Tesoro Gas Resources Company, Inc. has received any notice of any adverse claim to their respective title to the Common Stock.

               (v) All of the issued and outstanding partnership interests in the Pipeline Partnership are owned of record and beneficially with good and valid title by Natural Gas and Gathering, free and clear of any Encumbrance. Neither Natural Gas nor Gathering has received any notice of any adverse claim to their respective interests in the Pipeline Partnership.

               (vi) All of the issued and outstanding partnership interests in the Starr Partnerships are owned of record and beneficially with good and valid title by Pipeline, Natural Gas and Coastal, and with respect to Pipeline and Natural Gas, free and clear of any Encumbrance. Neither Natural Gas nor Pipeline has received any notice of any adverse claim to their respective interests in the Starr Partnerships.

          (g)  Litigation.  Except as set forth in Schedule 4.1(g), no Seller,
               ----------
     Subsidiary, Partnership or Starr Partnership has been served with and, to Seller's Knowledge, there are no pending or threatened Actions before any Governmental Authority against or affecting any Seller, Subsidiary, Partnership or Starr Partnership or any of the Operating Assets, which, if adversely determined, either would be reasonably expected to expose any Subsidiary, Partnership or Starr Partnership to a risk of loss of greater than $100,000 after the Effective Time or would interfere with Seller's ability or right to execute and deliver this Agreement or consummate the transactions contemplated by this Agreement.

          (h)  Labor Matters.  Except as set forth on Schedule 4.1(h), there are
               -------------
     no contracts, agreements, or other arrangements whereby the Subsidiaries or the Partnership are obligated to compensate or provide health and welfare benefit plans or retirement benefits to any employees or other persons, except for employment agreements that are terminable at will, without breach or penalty. To Sellers' Knowledge, each Seller, Subsidiary, Partnership and Starr Partnership is in compliance with all federal, state, and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and is not engaged in any unfair labor practice with regard to those persons employed in connection with a Subsidiary's, Partnership's or Starr Partnership's operations. No employee of any Subsidiary, Partnership or Starr

     Partnership is covered under any collective bargaining agreement. There is no unfair labor practice complaint against any Subsidiary, Partnership or Starr Partnership pending or, to Seller's Knowledge, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority. There is no labor strike, slowdown or work stoppage pending or, to Seller's Knowledge, threatened against or directly affecting a Subsidiary, Partnership or Starr Partnership and no grievance or any Action arising out of or under collective bargaining agreements is pending or, to Seller's Knowledge, threatened against any Subsidiary, Partnership or Starr Partnership.

          (i)  Taxes.
               -----

               (i) Except as set forth in Schedule 4.1(i), each Seller, Subsidiary and Partnership has timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities all Tax Returns required to be filed on or prior to the Closing Date by or with respect to such Subsidiary or Partnership (or their respective Operating Assets) and has timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate, result in losses or costs or expenses to the Subsidiaries, the Partnership and the Starr Partnerships in excess of $100,000 after the Closing Date.

               (ii) Sellers and the Subsidiaries are members of an affiliated group of corporations which file consolidated federal income tax returns ("Tesoro Group") with Tesoro Petroleum Corporation as the common parent ("Tesoro Parent"). The Tesoro Group has been subject to normal and routine audits, examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include the Subsidiaries), other than those set forth in Schedule 4.1(i). There are no written agreements with any Taxing Authority with respect to or including the Subsidiaries which will in any way affect the Subsidiaries' liability for Taxes after the Closing Date.

               (iii) Except as set forth in Schedule 4.1(i), no assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the knowledge of Sellers, is proposed with respect to any Tax Return of, or which includes, the Subsidiaries.

               (iv) Except as set forth in Schedule 4.1(i), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes the Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes the Subsidiaries.

               (v) Except for Taxes due with respect to Tax Returns that will be paid by Tesoro Parent (and not subject to reimbursement by the Subsidiaries), the accounting records of the Subsidiaries will include immediately prior to the Closing Date adequate provisions for the payment of all Taxes of the Subsidiaries for all taxable periods or portions thereof through the Closing Date.

               (vi) All Tax allocation or sharing agreements or arrangements have been or will be canceled on or prior to the Closing Date. No payments are or will become due by the Subsidiaries after the Closing Date pursuant to any such agreement or arrangement.

               (vii) Except as set forth on Schedule 4.1(i), none of the Sellers or the Subsidiaries will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment after the Closing Date to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

               (viii) The Subsidiaries have not participated in or cooperated with an international boycott within the meaning of
                      Section 999 of the Code.

               (ix) No Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations.

               (x) No Subsidiary or Partnership has been a United States real property holding corporation within the meaning of Code
                      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

               (xi) All monies required to be withheld by either Seller, any Subsidiary or any Partnership and paid to Taxing Authorities for all Taxes have been (i) collected or withheld and either paid to the respective Taxing Authorities or set aside in accounts for such purpose or
                      (ii) properly reflected in the Balance Sheets.

          (j)  Balance Sheets.
               --------------

               (i) The Balance Sheets have been prepared in accordance with GAAP applied on a basis consistent with prior periods, except as described in the notes thereto, which will reflect that the Partnership and the Subsidiaries have been accounted for as part of a consolidated financial group with their affiliates and not as completely separate stand-alone entities.

               (ii) The Balance Sheets present fairly, in all material respects, the financial condition of the combined Partnership and the Subsidiaries as of June 30, 1999. The books and records of the

                      Subsidiaries and the Partnership from which the Balance Sheets were prepared were complete and accurate in all material respects at the time of such preparation.

               (iii) Each Subsidiary and Partnership has no Liabilities, except for Liabilities (1) reflected in the Balance Sheets, (2) incurred by the Subsidiaries or the Partnership in the ordinary course of business and consistent with past practices since the date of the Balance Sheets, or (3) which are Permitted Encumbrances, (4) for which the Buyer is being indemnified hereunder, or (5) which individually amount to a loss or liability of not greater than $100,000 or in the aggregate amount to a loss or liability of not greater than $250,000. As used in this subparagraph, the term "Liabilities" excludes any Liabilities not required to be reflected in the Balance Sheets under GAAP.

          (k)  Absence of Certain Changes. Except as set forth in Schedule
               --------------------------
     4.1(k), or as otherwise contemplated by this Agreement (including without limitation Sections 2.5, 2.6, 9.4(b) and 10.6), since the close of business on June 30, 1999:

               (i) no Subsidiary, Partnership or Starr Partnership has sold, leased, transferred, or assigned any assets other than surplus equipment not necessary for operations of the Business having a value less than $25,000 and for a reasonable consideration;

               (ii) no Subsidiary, Partnership or Starr Partnership has incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

               (iii) no Subsidiary, Partnership or Starr Partnership has entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement;

               (iv) there have been no additional Encumbrances placed on the assets of any Subsidiary, Partnership or Starr Partnership other than Permitted Encumbrances;

               (v) no event has occurred which constitutes a Material Adverse Effect;

               (vi) no Subsidiary, Partnership or Starr Partnership has made any loan to, or entered into any contract with (other than severance agreements for which Seller shall remain responsible), any of its directors or officers;

               (vii) no Subsidiary has issued, sold, or otherwise disposed of any of its interests in any Partnership, and no Subsidiary or Partnership has issued, sold or otherwise disposed of any of its interests in any Starr Partnership;

               (viii) there has been no change made or authorized to the Charter, Bylaws or Partnership Agreement of any Subsidiary, Partnership or Starr Partnership;

               (ix) no Subsidiary, Partnership or Starr Partnership has canceled, compromised, waived, or released any debt or Action (or series of related debts or Actions) involving more than fifty thousand dollars ($50,000);

               (x) no Subsidiary, Partnership or Starr Partnership has delayed or postponed the payment of accounts payable or other Liabilities owed either involving more than $50,000 (individually or in the aggregate), other than amounts which Seller reasonably and in good faith disputes;

               (xi) no Subsidiary, Partnership or Starr Partnership has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000;

               (xii) no Subsidiary, Partnership or Starr Partnership has made any capital expenditure (or series of related capital expenditures) involving more than $50,000, except in connection with operations conducted pursuant to Section 9.2(f);

               (xiii) no Subsidiary, Partnership or Starr Partnership has entered into any Contract (or series of related Contracts) involving more than $50,000 other than (i) to effectuate operations set forth on Schedule 9.2(f) or
                       (ii) constituting joint operating agreements or oil and gas leases entered into in the ordinary course of business or (iii) contracts with officers and directors for which the Seller shall remain responsible;

               (xiv) to Seller's Knowledge, no Subsidiary, Partnership or Starr Partnership has materially breached any Contract by which it is bound or to which any of its assets is subject; and

               (xv) no Subsidiary or Partnership has declared, set aside, or paid any dividend or made any distribution with respect to its interests in any Partnership or Starr Partnership (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its interests in any Partnership or Starr Partnership, other than in the ordinary course of business or as contemplated by this Agreement.

          (l)  Compliance With Law. Since June 30, 1999, no Subsidiary,
               -------------------
     Partnership or Starr Partnership has violated any law, statute or regulation which have subjected them to fines or penalties (nor to Seller's Knowledge have any third parties violated any Applicable Law for which any Subsidiary, Partnership or Starr Partnership may have any responsibility) that individually or in the aggregate exceed $100,000. As of the date of this Agreement, to Seller's Knowledge, each Subsidiary, Partnership and Starr

     Partnership is in compliance in all material respects with all laws, statutes or regulations applicable to such Subsidiary, Partnership and Starr Partnership, except where the noncompliance with which would not, in the aggregate, result in the imposition on the Subsidiaries, the Partnership and the Starr Partnerships of fines or penalties that individually or in the aggregate could reasonably be expected to exceed $100,000.

          (m)  Operating Assets.
               ----------------

               (i) Seller represents that as of Closing, each Seller's, Partnership's and Starr Partnership's interest in the Operating Assets shall be free and clear of any liens other than Permitted Encumbrances.

               (ii) To Seller's Knowledge, the Operating Assets are being operated in compliance in all material respects with all applicable federal, state or local laws, and the rules and regulations of any agency or authority having jurisdiction.

               (iii) Except as set forth in Schedule 4.1(m)(iii), each
                     Subsidiary, Partnership and Starr Partnership possess all permits, licenses, orders, approvals and authorizations required by any applicable law, statute, regulation or Governmental Order, or by the property and contract rights of third Persons, reasonably necessary to permit the operation of the Business in the manner currently conducted by the Subsidiaries, the Partnership and the Starr Partnerships, except where the failure to possess such permit, license, order, approval, authorization or rights would not result in losses, costs or expenses to the Subsidiaries, the Partnership and the Starr Partnerships, in the aggregate, in excess of $100,000. No Subsidiary, Partnership or Starr Partnership has received written notice from any Governmental Authority that any such permit, license, order, approval or authorization has been, or will be, revoked or terminated.

               (iv) Except as set forth in Schedule 4.1(m)(iv), immediately before the Closing Date, the Subsidiaries, the Partnership and the Starr Partnerships will hold or have the right to use in the Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of or expiring in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of the Business in the manner currently conducted by the Subsidiaries, the Partnership and the Starr Partnerships. Since June 30, 1999, the Subsidiaries, the Partnership and the Starr Partnerships have conducted no business other than the Business.

          (n)  No Brokers' Fees. Except for Credit Suisse First Boston, the fees
               ----------------
     and expenses of which will be paid by Seller, neither Seller nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any

     Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement. Buyer shall have no responsibility whatsoever, contingent or otherwise, for any brokers' or finders' fees incurred by any Seller, Subsidiary or Partnership relating to the Transaction.

          (o) Suspense Funds. Schedule 4.1(o) is a true and correct list as of
              --------------
     August 31, 1999 of all amounts held by the E&P Partnership and/or the Subsidiaries in suspense accounts, or otherwise, related to the Properties for the benefit or account of any other Person.

          (p) Insurance. As listed on Schedule 4.1(p) Seller, the Subsidiaries,
              ---------
     the Partnership and the Starr Partnerships maintain insurance on and bonds with respect to the Operating Assets, as set forth on Schedule 4.1(p), covering such risks and with such deductible amounts as are consistent with general oil and gas industry practice.

          (q) Contracts on Production. Except as set forth on Schedule 4.1(q),
              -----------------------
     there are no Contracts involving the purchase, marketing, brokering or sale of Production that require a dedication of Production for a term in excess of three (3) months that will not be terminable without penalty or other liability at the sole discretion of the Subsidiaries or the Partnership upon not more than one (1) month's notice, except for commitments under operating agreements.

          (r) Equipment. Since June 30, 1999, neither Seller, the Subsidiaries,
              ---------
     any Partnership nor the Starr Partnerships, nor to Seller's Knowledge the operator of any of the Operating Assets, has removed any of the equipment, facilities or other property from the Operating Assets except in the ordinary course of business.

          (s) Tax Partnerships. Except as disclosed in Schedule 4.1(s), no
              ----------------
     Property is subject to, or considered to be held by, any partnership for federal income tax purposes, other than tax partnerships under joint operating agreements.

          (t) Disclaimer. Except as otherwise expressly set forth in this
              ----------
     Article and elsewhere in this Agreement, Seller and the Affiliates of Seller expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by the Subsidiaries or the Partnership, and SELLERS AND ALL OTHER TESORO AFFILIATES SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

         (u)   Environmental Matters. Except as set forth on Schedule 4.1(u), to
               ---------------------
    Seller's Knowledge:

               (i) There are no underground storage tanks, as defined in Applicable Environmental Law, on the Properties or any of the Operating Assets which constitute a violation of Environmental Law.

               (ii) The Operating Assets contain no friable asbestos, mercury or polychlorinated biphenyls above 50 ppm or other Hazardous Substances which constitute a violation of Applicable Environmental Law.

               (iii) The Operating Assets have been used solely for oil and gas operations and related operations. Except for the production, storage and transportation of oil, gas and other hydrocarbons and the storage and disposal of brine in the ordinary course of business consistent with prevailing oil and gas industry practices, the Operating Assets have not been used to dispose of Hazardous Substances. No Hazardous Substances have been disposed of that would cause an adverse material impact to any of the Operating Assets.

               (iv) There have been no spills or releases of any Hazardous Substance related to the ownership or operation of the Operating Assets which constitutes a violation of Applicable Environmental Law, except for matters that have been addressed and have no continuing adverse consequence to any Seller, Subsidiary, Partnership or Starr Partnership or any of the Operating Assets.

               (v) There are no Actions pending or threatened against any Partnership, Subsidiary, Starr Partnership or either Seller with respect to any of the Operating Assets relating to the violation of, liability under, or noncompliance with, any Applicable Environmental Law; the discharge, disposal or release of a Hazardous Substance; or the exposure of a Person or property to a Hazardous Substance. No Seller, Subsidiary, Partnership or Starr Partnership has any current contingent liability in connection with the release of Hazardous Substances.

               (vi) The Operating Assets have been, and are operating, in material compliance under all Applicable Environmental Laws.

               (vii) Each Seller, Subsidiary, Partnership and Starr Partnership
                     has provided (or within five Business Days from the date hereof will provide) Buyer all environmental audits, tests, results of investigations and analyses that have been performed with respect to the Operating Assets.

          (v)  Contracts. Except as set forth on Schedule 4.1(v) or Section
               ---------
     4.1(q) and in joint operating agreements entered into in the normal course of business, the Operating

     Assets are not subject to any instrument, agreement or other Contract evidencing or related to indebtedness for borrowed money. All of the existing Contracts between any Subsidiary, Partnership, Starr Partnership and/or either Seller and any of their respective Affiliates with respect to sales, services or support to any of the Operating Assets or operations on the Operating Assets shall terminate except for such Contracts otherwise indicated on Schedule 4.1(v) to survive Closing. Except as set forth on
     Schedule 4.1(v) and other than Consents to Assignment or Preferential Rights to Purchase, to Seller's Knowledge, no Contracts to which any Seller, Subsidiary, Partnership or Starr Partnership is a party or a successor-in-interest and to which Buyer will be subject after the Effective Time contain any provision that prevents Buyer from owning, managing and operating the Operating Assets in accordance with the Partnership's or Starr Partnerships' past practices.

          (w)  Seismic Information. At Closing, subject to the terms of the
               -------------------
     License Agreement, neither Seller nor any affiliate of Seller other than the Subsidiaries and the Partnership shall have any further right to any of the seismic data of the Subsidiaries or the Partnership which has been assigned or leased to the Subsidiaries, the Partnership and/or the Buyer.

          (x)  Wells. Except to the extent set forth on Schedule 4.1(x), to
               -----
     Seller's Knowledge, no well included in the Properties is subject to material penalties on allowables because of any overproduction or any other violation of Applicable Law. Except for the wells included in the Properties and listed in Schedule 4.1(x), there are no wells included in the Properties that Seller, the Subsidiaries or the E&P Partnership, or to Seller's Knowledge the operator of such wells, are currently obligated by Applicable Law, Applicable Environmental Law or order of any Governmental Authority to plug and abandon within a time certain or that have been shut-in or temporarily abandoned.

          (y)  Expenditure Obligations. Except as set forth on Schedule 9.2(f),
               -----------------------
     the Subsidiaries and the Partnership have not executed or are not otherwise contractually bound by any authority for expenditure with respect to any of the Operating Assets under any operating agreement, unit operating agreement, or other similar agreements that will obligate any of the Subsidiaries, the Partnership or Buyer to pay, after the Effective Time, more than $50,000 for a single project, operation or expenditure. Except as set forth on Schedule 9.2(f), with respect to authorizations for expenditure relating to any of the Operating Assets, which obligate any Subsidiary, Partnership or Buyer to pay more than $50,000, (i) there are no outstanding calls under such authorizations for expenditures for payments which are due or which the Subsidiaries or the Partnership have committed to make which have not been made; (ii) there are no material operations with respect to which any of the Subsidiaries and/or the Partnership has become a non-consenting party where the effect of such non-consent is not disclosed on Exhibit B, and (iii) there are no commitments for the expenditures of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

          (z)  Payout. To Seller's Knowledge, the payout balances with respect
               ------
     to any of the Properties operated by the Partnership that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements are set forth on Schedule 4.1(z) and are correct as of the dates shown on such statements.

          (aa) Absence of Certain Changes Regarding Properties. Since June 30,
               -----------------------------------------------
     1999, except as listed on Schedule 4.1(k), each Subsidiary, Partnership and Starr Partnership:

               (i) has maintained and operated each of the Operating Assets operated by it as a reasonably prudent operator consistent with prevailing oil and gas industry practice;

               (ii) has used reasonable efforts consistent with its past practices to cause each of the Operating Assets not operated by them to be maintained and operated in a good and workmanlike manner and in substantially the same manner as theretofore operated;

               (iii) has paid timely their share of all costs and expenses attributable to the Operating Assets, except for such costs and expenses that they were contesting in good faith by appropriate action;

               (iv) has performed all accounting, royalty disbursement and reporting requirements, as applicable, related thereto for the Production; and

               (v) has not agreed, whether in writing or otherwise, to take any action described in this Section 4.3(aa).

     (bb) Schedule 1B states all liens and mortgages that prior to the Closing encumbered the Membership Interests, the Common Stock or the Operating Assets, securing obligations of any Seller, Subsidiary or Partnership (other than those items listed in clause (ii) through (ix) of the definition of "Permitted Encumbrances"), and all of the liens and mortgages listed on Schedule 1B have been released, insofar as they encumber the Membership Interests, the Common Stock or the Operating Assets.

5.   Changes to Article V, Access to Information and Inspection.
     ----------------------------------------------------------

     There are no amendments to Article V of the Agreement.

6.   Changes to Article VI, Title
     ----------------------------

     There are no amendments to Article VI of the Agreement.

7.   Changes to Article VII, Environmental
     -------------------------------------

     There are no amendments to Article VII of the Agreement.

8.   Changes to Article VIII, Casualty Loss and Condemnation
     -------------------------------------------------------

     There are no amendments to Article VIII of the Agreement.

9.   Changes to Article IX, Covenants
     --------------------------------

     a. Paragraph (f)(ii)(3) of Section 9.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

     (3) If (A) Buyer advances any funds pursuant to subparagraph (2), and (B) the Membership Interests are not assigned to E&P Buyer and the Common Stock is not assigned to Pipeline Buyer at Closing, and (C) Seller does not reimburse Buyer for all advances made by Buyer with respect to such Operating Assets pursuant to subparagraph (2) within thirty (30) days after this Agreement terminates, then Buyer shall own and be entitled to any right of any Partnership that would have lapsed but for such payment, and in the case of operations, Seller shall be entitled to receive the penalty which such Partnership, as non-consenting party, would have suffered under the applicable operating agreement with respect to such operations as if Buyer were a consenting party thereunder.

     b. Section 9.4 is hereby amended and restated in its entirety to read as follows:

               9.4    Covenants Regarding Corporate and Financial Matters.
                      ---------------------------------------------------

                      (a) Through the Closing Date, except as set forth in
          Section 9.4(b) or in Schedule 9.4 or as contemplated by this Agreement (including without limitation Sections 2.5 and 2.6) or otherwise consented to or approved by Buyer in writing, which consent or approval shall not be unreasonably withheld, Seller shall cause each Subsidiary, Partnership and Starr Partnership not to:

               (i) Amend the Charter, Bylaws, management agreements, limited liability company agreements, operating agreements or other organizational or management documents of any the Subsidiaries or amend the partnership agreements of the Partnership or the Starr Partnerships;

               (ii) Incur, assume or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

               (iii) Except as necessary to effect the transactions contemplated herein, declare or pay any dividend or make any other distribution to any shareholder of any of the Subsidiaries or any partner of any Partnership or Starr Partnership;

               (iv) Redeem or otherwise acquire any shares of capital stock of any of the Subsidiaries or issue any capital stock, membership interests or other equity interests in any the Subsidiaries or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

                (v) Permit or allow any Subsidiary's, Partnership's or Starr Partnership's assets or properties to be subject to any additional Encumbrance (other than Permitted Encumbrances) or sell, transfer, lease or otherwise dispose of any such assets or properties, other than surplus equipment not necessary for operations of the Business and sold for a reasonable consideration of less than $25,000;

                (vi) Make any change in any method of accounting or accounting practice or policy, other than those required by GAAP;

                (vii) Engage in any transactions with an Affiliate of Seller, other than transactions in the ordinary course and consistent with past practices;

                (viii) Make any changes in the method of selling natural gas, condensate, oil or products thereof which is not consistent with past practices;

                (ix) Enter into any new derivative or Hedging Contracts with respect to natural gas, condensate, oil, products thereof, interest or any other commodities or other financial instruments; or

                (x) Agree, whether in writing or otherwise, to do any of the foregoing.

          (b) Prior to the Closing Date, Seller covenants to take the following actions to reorganize the E&P Partnership and ownership of the E&P Partnership:

          (i) Contribute the limited partnership interest in the Pipeline Partnership owned by Tesoro Gas Resources Company, Inc. to Gathering.

          (ii) Form Grande and Southeast as Delaware limited liability companies, with all Membership Interests in each being wholly owned by Tesoro Gas Resources Company, Inc.

          (iii) Contribute all of the capital stock of Exploration to Tesoro Gas Resources Company, Inc.

          (iv) Convert Exploration and Reserves into Delaware limited liability companies, each of whose sole member is Tesoro Gas Resources Company, Inc.

          (v) Amend the limited partnership agreement of the E&P Partnership to provide for establishment of series limited partnership interests, and approve resolutions of the partners in the E&P Partnership resulting in allocation of profits and losses and distributions from specific partnership property to specific series of limited partners, all initially to be held by Reserves LLC, as follows:

            (1) Series A  Properties listed on Schedule I
                ("E&P Property Package")

            (2) Series B  Properties listed on Schedule II
                ("Grande Property Package")

          (3)   Series C Properties listed on Schedule III
                ("Southeast Property Package")(vi) Dividend the Series B and Series C limited partnership interests in the E&P Partnership from Reserves LLC to Tesoro Gas Resources Company, Inc.

          (vii) Contribute the Series B limited partnership interest in the E&P Partnership from Tesoro Gas Resources Company, Inc. to Grande and the Series C limited partnership interest in the E&P Partnership from Tesoro Gas Resources Company, Inc. to Southeast.

     c. Section 9.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          9.5   No Solicitation of Transactions. Except as otherwise permitted
                -------------------------------
     herein, from the date of this Agreement through the Closing Date, neither Seller nor any of their representatives, Affiliates, directors, officers, employees, subsidiaries or agents will (a) solicit, consider, encourage or accept any other offers to acquire any of the Membership Interests or the Common Stock or a Subsidiary's interest or a Partnership's interest in a Partnership or a Starr Partnership or (b) solicit, consider, encourage or accept any other offers to acquire any of the assets or properties of any Partnership (other than as permitted by this Agreement) or (c) assist any third Person in preparing or soliciting such an offer. Seller shall not have, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to have any discussions, conversations, negotiations or other communication with any Person(s) expressing an interest in any such offer.

     d. Paragraph (a) of Section 9.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Each of Buyer and Seller, as promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the sale of the Membership Interests and the Common Stock and the other transactions contemplated hereby in accordance with the terms of this Agreement; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. The preceding sentence notwithstanding, neither party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by any other party.

     e. Section 9.12 of the Agreement is hereby amended to add a new subsection (c) to read as follows and to renumber existing subsection (c) as subsection (d):

          (c) Seller shall reimburse Buyer for Buyer's reasonable costs and expenses incurred in connection with evaluating and implementing the like kind exchange transaction, including without limitation, legal and accounting fees incurred in connection with evaluating and implementing the like kind exchange transaction and revising this Agreement. Seller shall reimburse Buyer in cash for such costs and expenses within ten (10) days after receiving a notice from Buyer describing such costs and expenses in reasonable detail, and requesting payment.

     f. Section 9.14 of the Agreement is hereby amended and restated in its entirety as follows:

          9.14  Performance of Covenants with Respect to Starr Partnerships.
                -----------------------------------------------------------
     Seller shall perform, or shall cause the Subsidiaries or the Partnership to perform, the covenants set forth in Sections 9.1, 9.2, 9.4, 9.5, 9.6, 9.10,
     9.11 and 9.12 with respect to the Starr Partnerships to the extent permitted by the Starr-County Joint Venture Agreement or the Starr-Zapata Partnership Agreement.

     g. Section 9.15 of the Agreement is hereby amended and restated in its entirety as follows:

          9.15  Covenant and Indemnity with Respect to Cash Flow. Seller
                ------------------------------------------------
     covenants to use its best efforts to insure that after the Closing all cash, checks, wire transfers and other cash flow attributable to the Operating Assets received by Seller or any Affiliate of Seller will be transferred on the same day such cash flow is received by Seller or such Affiliate of Seller to an account designated by Buyer prior to the Closing (such that the transfer is recorded by the transferring bank on the same day such cash flow is received by Seller or an Affiliate of Seller). Seller agrees to indemnify and hold the Buyer Group harmless for any Damages asserted against, resulting to, imposed upon or incurred by the Buyer Group arising from any breach of this covenant.

     h.   Section 9.16 of the Agreement is hereby deleted.

     i.   Section 9.17 of the Agreement is hereby deleted.

10.  Changes to Article X, Pre-Closing Procedures.
     --------------------------------------------

     a. Section 10.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          10.5  Wire Transfer Instructions. At least two (2) Business Days
                --------------------------
     prior to the Closing Date, Seller shall provide to E&P Buyer and Pipeline Buyer wire transfer instructions designating a bank account and Federal Reserve ABA designation ID number, at a bank within the United States of America where the E&P Closing Settlement Price and the Pipeline Closing Settlement Price shall be transferred. For sales through Qualified Intermediaries, such accounts shall be the accounts established by the Qualified Intermediaries for this transaction.

     b.   A new Section 10.6 is hereby added to the Agreement as follows:

          10.6 Qualified Intermediaries. Seller may assign to Qualified
               ------------------------
     Intermediaries its rights to proceeds of the sale of the membership interests of Grande and Southeast as follows:

          (a) Seller may assign to the Grande Qualified Intermediary, as a qualified intermediary under Section 1031 of the Code, all of Seller's rights in the proceeds of the sale of the membership interests in Grande, for the portion of the Purchase Price allocated to the Grande Property Package. Seller is selling and assigning to E&P Buyer all of the membership interests in Grande, for the portion of the Purchase Price allocated to the Grande Property Package, pursuant to this Agreement and, subject to Section 21.4, an agreement in the form attached as Exhibit II to this Agreement, and all proceeds owed Seller for the sale of Grande will be paid to the Grande Qualified Intermediary.

          (b) Seller and Reserves LLC may assign to the Southeast Qualified Intermediary, as a qualified intermediary under Section 1031 of the Code, all of Seller's rights in the proceeds of the sale of the membership interests in Southeast, for the portion of the Purchase Price allocated to the Southeast Property Package. Seller is selling and assigning to E&P Buyer all of the membership interests in Southeast, for the portion of the Purchase Price allocated to the Southeast Property Package, pursuant to this Agreement and, subject to Section 21.4, an agreement in the form attached as Exhibit III to this Agreement, and all proceeds owed Seller for the sale of Southeast will be paid to the Southeast Qualified Intermediary.

11.  Changes to Article XI, Closing Conditions
     -----------------------------------------

     a. Paragraph (a) of Section 11.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a)  Representations. Except as provided otherwise in Section 9.13,
               ---------------
     the representations and warranties of Seller contained in Section 4.3 (other than with respect to paragraphs (u), (w), (x), (y), (z) and (aa) of Section 4.3) shall be true and correct in all material respects on the Closing Date as though made on and as of that date; provided, however, that the accuracy of the representations and warranties in subparagraphs (k)(i),
     (ix), (x), (xi), (xii) and (xiii) of Section 4.3 shall, for purposes of satisfying this condition, not be affected to the extent of inaccuracies resulting solely from Buyer unreasonably withholding its prior written consent (after written request by Seller duly provided to Buyer) to the action taken by (or omission of) Seller, the Subsidiaries or the Partnership which caused such representations and warranties to be inaccurate.

     b. Paragraph (c) of Section 11.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          (c)  Corporate Certificates and Opinion.  The Seller shall have
               ----------------------------------
     delivered to Buyer: (i) a certificate of an executive officer of each Seller, dated the Closing Date, certifying on behalf of such Seller that the representations made in Section 4.3, are true and correct as of the Closing Date; (ii) a certificate of incumbency for each Seller, (iii) a certificate of good standing for the E&P Partnership and the Pipeline Partnership as Delaware limited partnerships, and for each Seller and each of the Subsidiaries as Delaware corporations or as Delaware LLCs, as applicable; (iv) certified resolutions of the Boards of Directors of each Seller, authorizing each Seller to enter into this Agreement and the Transaction and to perform its obligations at Closing; and (v) an opinion of counsel for the Seller, acceptable to Buyer, dated the Closing Date, as to such matters as may reasonably be requested by Buyer and its counsel and are typical for transactions such as the Transaction.

          c. The following is added as a new paragraph (k) of Section 11.2 of the Agreement:

     (k) Seller shall have delivered proof, acceptable to Buyer in its reasonable discretion, of the effectiveness of a post-effective amendment to Seller's Registration Statement on Form S-3 (Reg. No. 333-51789), as amended, removing any entities being transferred hereunder (including, without limitation, Exploration, the E&P Partnership, Natural Gas and the Pipeline Partnership) as co-registrants under such registration statement.

12.  Changes to Article XII, Closing
     -------------------------------

     a. Section 12.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          12.1 Closing.  The closing of the Transaction (the "Closing") shall
               -------
     be held on December 17, 1999 (the "Closing Date"), at 9:00 a.m. Houston time, at the office of Seller's counsel, 1301 McKinney, Suite 5100, Houston, Texas 77010, or at such other date or place as the parties may direct; provided, however, that if all conditions to Closing set forth in
     Article XI have not been waived or satisfied prior to December 17, 1999, the Closing Date shall be on the second Business Day following the waiver or satisfaction of such conditions.

     b. Section 12.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          12.2 Seller's Closing Obligations.  At Closing, Seller shall deliver
               ----------------------------
     to Buyer the following:

          (a) Stock certificates representing all of the Common Stock, duly endorsed in blank or with separate duly executed stock powers duly endorsed in blank;

          (b) The certificates representing membership interests for each of Reserves LLC, Exploration LLC, Grande and Southeast, respectively, duly endorsed in blank or with separate duly executed powers duly endorsed in blank;

          (c) The stock books, stock ledgers, minute books, organizational documents and corporate seal for each of the Subsidiaries who are corporations;

          (d) All organizational documents and books and records of Grande, Southeast, Reserves LLC and Exploration LLC;

          (e) All books and records of the E&P Partnership and the Pipeline Partnership;

          (f) The resignations of the officers, managers and directors of each of the Subsidiaries, the E&P Partnership and the Pipeline Partnership;

          (g) Executed originals of (i) the Purchase Agreement covering the sale of the membership interests in Reserves LLC, (ii) the Purchase Agreement covering the sale of the membership interests of Grande, and
     (iii) the Purchase Agreement covering the sale of the membership interests of Southeast (collectively, the "LLC Purchase Agreements"), using the respective forms attached as Exhibit I, Exhibit II and Exhibit III to this Agreement;

          (h) Instruments assigning Seller's rights under each such Purchase Agreement of Grande and Southeast to a respective Qualified Intermediary;

          (i)  A certificate of each Seller signed under penalties of perjury
     (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number (if applicable) and (iii) providing its address, all pursuant to Section 1445 of the Code.

          (j) Such other documents or authorizations as Buyer may reasonably request, or as might be reasonably necessary to assign all of Seller's interest in the Subsidiaries, each Partnership, the Starr Partnerships and the Operating Assets to Buyer in accordance with the provisions hereof;

          (k)  The certificates of Seller referred to in Section 11.2(c) hereof;

          (l)  The opinion of counsel referred to in Section 11.2(c) hereof; and

          (m) Releases, in a form acceptable to Buyer, of all liens and mortgages listed on Schedule 1B.

     c.   Section 12.3 is hereby amended to read as follows:

          12.3 Buyer's Closing Obligations.  At Closing, Buyer shall deliver to
               ---------------------------
     Seller the following:

          (a) The E&P Closing Settlement Price and the Pipeline Closing Settlement Price, paid in immediately available funds, by wire transfer into the U.S. bank account designated by Seller for the Membership Interests and the Common Stock; proceeds for sale of each of Grande and Southeast shall be paid by wire transfer to the account designated by the Qualified Intermediary for such sale;

          (b)  The certificates of Buyer referred to in Section 11.1(c) hereof;

          (c)  The opinions of counsel referred to in Section 11.1(c) hereof;
     and

          (d) Executed originals of the LLC Purchase Agreements using the respective forms attached as Exhibit I, Exhibit II and Exhibit III to the Agreement;

          13.  Changes to Article XIII, Adjustment Basket; Proration of Revenues
               -----------------------------------------------------------------
     and Costs
     ---------

     a. Section 13.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a)  Pre-Closing Settlement Statements.  The E&P Settlement Statement
               ---------------------------------
     and the Pipeline Settlement Statement are attached hereto as Exhibit IV and
     Exhibit V, respectively.

          (b)  Final Statements.
               ----------------

               (i) As soon as practicable after the Closing Date, but in no event later than one hundred twenty (120) days thereafter, E&P Buyer shall prepare and submit to Seller a draft E&P Final Statement, which shall show the calculation of the adjusted E&P Final Settlement Price, as allocated to the E&P Property Package, the Grande Property Package and the Southeast Property Package, based upon the best information then available. Such E&P Final Statement shall separately break out and allocate the estimated accounting adjustments and/or prorations of amounts attributable to the E&P Settlement Price, as allocated to each of the E&P Property Package, the Grande Property Package and the Southeast Property Package. Seller shall have the right to audit such E&P Final Statement and all supporting data and accountings. As soon as practicable after receipt of the E&P Final Statement, but in any event within thirty (30) days after receipt thereof, Seller shall deliver to E&P Buyer a written report containing the changes, if any, which Seller proposes be made to such E&P Final Statement. If no response is made by Seller within such thirty (30) day period, it shall be presumed that Seller concurs with such E&P Final Statement, and such E&P Final Statement shall be the basis for the E&P Final Settlement Price. If Seller submits a response, the Seller and E&P Buyer shall cooperate in good faith to produce not later than one hundred eighty (180) days after the Closing Date as accurate an E&P Final Statement as possible based upon the information then available. After agreement upon an E&P Final Statement setting forth the E&P Final Settlement Price, the difference between such E&P Final Settlement Price and the E&P Closing Settlement Price paid at Closing shall be paid within five (5) Business Days thereafter by the Party owing the same.

               (ii) As soon as practicable after the Closing Date, but in no event later than one hundred twenty (120) days thereafter, Pipeline Buyer shall prepare and submit to Seller a draft Pipeline Final Statement, which shall show the calculation of the adjusted

     Pipeline Final Settlement Price, based upon the best information then available. Seller shall have the right to audit such Pipeline Final Statement and all supporting data and accountings. As soon as practicable after receipt of the Pipeline Final Statement, but in any event within thirty (30) days after receipt thereof, Seller shall deliver to Pipeline Buyer a written report containing the changes, if any, which Seller proposes be made to such Pipeline Final Statement. If no response is made by Seller within such thirty (30) day period, it shall be presumed that Seller concurs with such Pipeline Final Statement, and such Pipeline Final Statement shall be the basis for the Pipeline Final Settlement Price for the Common Stock. If Seller submits a response, the Seller and E&P Buyer shall cooperate in good faith to produce not later than one hundred eighty
     (180) days after the Closing Date as accurate a Pipeline Final Statement as possible based upon the information then available. After agreement upon a Pipeline Final Statement setting forth the Pipeline Final Settlement Price for the Common Stock, the difference between such Pipeline Final Settlement Price and the Pipeline Closing Settlement Price paid at Closing shall be paid within five (5) Business Days thereafter by the Party owing the same.

     b. Section 13.3 of the Agreement is hereby amended to add the following paragraph (c):

          (c) Taxes and tax prorations attributable to each of the E&P Property Package, the Grande Property Package, the Southeast Property Package and the Common Stock shall be allocated and accounted for separately, provided that such allocation shall not affect the total division of tax burdens and the total tax prorations hereunder.

14.  Changes to Article XIV, Post-Closing Procedures
     -----------------------------------------------

     There are no amendments to Article XIV to the Agreement.

15.  Changes to Article XV, Survival, Indemnities
     --------------------------------------------

     a. Section 15.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          15.1 Survival.  All representations, warranties or covenants made
               --------
     herein, except for those in Sections 4.1(a), 4.1(e), 4.1(f), 4.1(g), 4.1(i), 4.1(k), 4.1(l), 4.1(m), 4.1(n), 4.1(o), 4.1(q), 4.1(u), 4.1(v),
     4.1(w), 4.1(x), 4.1(y), 4.1(z), 4.1(aa), 4.1(bb) (with respect to Operating
     Assets only), 4.2(e), 4.2(i), 4.3(a), 4.3(e), 4.3(f), 4.3(g), 4.3(i),
     4.3(k), 4.3(l), 4.3(m), 4.3(n), 4.3(o), 4.3(q), 4.3(u), 4.3(v), 4.3(w),
     4.3(x), 4.3(y), 4.3(z), 4.3(aa), 4.3(bb) (with respect to Operating Assets only), Sections 5.6, 7.1, 7.2, 7.3, 7.4, 8.3, 9.1, 9.2(e), 9.9(d), 9.12(b),
     9.12(c), 9.13, 9.14 and 9.15, and Articles XV, XVI, XVII and XXI, shall survive for two years from the Closing Date. The covenants made in Section
     9.13 shall survive until the Parties reach agreement on the E&P Final Statement and the Pipeline Final Statement pursuant to Section 13.2. The representations and warranties or covenants made in Sections 4.1(a), 4.1(g), 4.1(k), 4.1(l), 4.1(m), 4.1(o), 4.1(q), 4.1(u), 4.1(v), 4.1(w),
     4.1(x), 4.1(y), 4.1(z), 4.1(aa), 4.1(bb) (with respect to

     Operating Assets only), 4.3(a), 4.3(g), 4.3(k), 4.3(l), 4.3(m), 4.3(o),
     4.3(q), 4.3(u), 4.3(v), 4.3(w), 4.3(x), 4.3(y), 4.3(z), 4.3(aa), 4.3(bb)
     and Section 9.1 shall not survive Closing and shall automatically expire upon Closing. The representations, releases, covenants, indemnities, defenses and hold harmless obligations and other obligations referenced in Sections 4.1(e), 4.1(f), 4.1(i), 4.1(n), 4.2(e), 4.2(i), 4.3(e), 4.3(f),
     4.3(i), 4.3(n), 5.6, 7.1, 7.2, 7.3, 7.4, 8.3, 9.2(e), 9.9(d), 9.12(b),
     9.12(c), 9.14 and 9.15 and this Article XV, and all provisions of Articles XVI, XVII and XXI, shall each survive Closing, and each shall continue to remain fully enforceable in accordance with its terms.

     b. Section 15.2 of the Agreement is hereby amended and restated in its entirety as follows:

          15.2 Buyer's Indemnity.  EXCEPT AS EXPRESSLY AND SPECIFICALLY
               -----------------
     INDICATED OTHERWISE IN THIS AGREEMENT (INCLUDING WITHOUT LIMITATION SECTIONS 9.9(D) AND 15.3), AFTER THE CLOSING DATE, BUYER SHALL AND HEREBY DOES RELEASE, DEFEND, INDEMNIFY, SAVE, AND HOLD HARMLESS SELLER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AGENTS, AGAINST ANY AND ALL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE OWNERSHIP OF, OPERATION OF, PRODUCTION FROM OR ACCOUNTING BY, INCOME OF OR PAYMENTS BY THE PARTNERSHIP, THE SUBSIDIARIES OR THE OPERATING ASSETS, AT ANY TIME EITHER BEFORE OR AFTER THE EFFECTIVE TIME, OR WHICH ARISE OUT OF ANY ENVIRONMENTAL CONDITION OR OTHER HAZARDOUS CONDITION RELATING TO OR AFFECTING ANY OPERATING ASSET AT ANY TIME EITHER BEFORE OR AFTER THE EFFECTIVE TIME, INCLUDING WITHOUT LIMITATION, ALL SUCH COSTS, CLAIMS OR LIABILITIES ARISING OUT OF SELLER'S NEGLIGENCE OR STRICT LIABILITY.

     c. Section 15.3 of the Agreement is hereby amended and restated in its entirety as follows:

          15.3 Seller's Indemnity.
               ------------------

          (a) SUBJECT TO THE TERMS AND CONDITIONS OF THIS ARTICLE XV, SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, AND ITS PARENT OR SUBSIDIARY COMPANIES, PARTNERS AND OTHER AFFILIATES (INCLUDING AFTER CLOSING, THE SUBSIDIARIES AND THE PARTNERSHIP), AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AGENTS (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "BUYER GROUP"), FROM AND AGAINST ANY AND ALL DAMAGES ASSERTED AGAINST, RESULTING TO, IMPOSED UPON, OR INCURRED BY THE BUYER GROUP, DIRECTLY OR INDIRECTLY, BY

     REASON OF OR RESULTING FROM OR RELATING TO (I) ANY BREACH BY SELLER (FOR WHICH SELLER SHALL BE RESPONSIBLE) OF ITS SURVIVING REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS CONTAINED IN THIS AGREEMENT, (II) ANY LIABILITIES OF THE SUBSIDIARIES AND THE PARTNERSHIP WHICH ARE UNRELATED TO THE OPERATING ASSETS, (III) ANY LIABILITIES OF THE SUBSIDIARIES AND THE PARTNERSHIP FOR INCOME TAXES PRIOR TO CLOSING, AND (IV) ANY EXISTING LIABILITIES OF THE SUBSIDIARIES AND THE PARTNERSHIP OWED UNDER FEDERAL LEASES FOR PRIOR ROYALTIES RELATED TO THE PERIOD OF TIME PRIOR TO CLOSING.

          (b) SELLER HEREBY AGREES TO AND DOES INDEMNIFY, DEFEND AND HOLD HARMLESS E&P BUYER AND PIPELINE BUYER FROM AND AGAINST ANY DAMAGES RESULTING FROM CLAIMS BY COASTAL AND/OR ITS ASSIGNS RELATING TO ANY ADVERSE TAX CONSEQUENCES TO COASTAL AND/OR ITS ASSIGNS ARISING AS A RESULT OF THE TRANSACTIONS AND/OR THE TRANSACTIONS OCCURRING PURSUANT TO THE LLC PURCHASE AGREEMENTS.

16.  Changes to Article XVI, Tax Matters
     -----------------------------------

     a. Section 16.2(e) of the Agreement is amended and restated in its entirety as follows:

          (e) Seller shall cause the Pipeline Partnership to make an election under Section 754 of the Code to adjust the basis of the assets of such partnerships, and shall use its reasonable efforts to cause the Starr Partnerships, if permitted by the applicable Charter, to make an election under Section 754 of the Code to adjust the basis of the assets of such partnerships. Seller must amend all internal partnership agreements accordingly prior to the Closing Date.

     b. Section 16.2(j) of the Agreement shall be amended and restated in its entirety to read as follows:

          (j) Both Seller and Buyer will join in making a timely and effective election under Section 338(h)(10) of the Code (and any comparable provision of foreign, state or local law) with respect to the purchase by Buyer of the stock of Gathering hereunder (together with the elections under Section 338(g) of the Code and any comparable provision of foreign, state or local law, the "Section 338(h)(10) Elections"). At the Closing, Seller and Buyer shall execute IRS Form 8023, completed to the extent reasonably practicable for Gathering. Seller and Buyer agree to take all other action and file all other necessary reports to elect validly pursuant to Section 338(h)(10) of the Code to treat the Transaction as a sale of assets as opposed to a sale of the stock of Gathering. Within 120 days after the Closing Date, Buyer shall deliver to Seller any additional information or required schedules thereto and any similar forms under applicable state or local law (the "Forms") with respect to Taxes relating to Buyer's purchase of the stock of Gathering and its interests in Pipeline. Provided that the information on such Forms is, in the reasonable determination of Seller, correct and complete in all material respects, Seller will consent to the filing of such Forms. Seller and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Seller or Buyer in order to prepare and timely file the Forms and any other required statements or schedules. With respect to the Sections 338(h)(10) Elections, the Modified Aggregate Deemed Sales Price as defined in Treas. Reg. Section 1.338(h)(10)-1 shall be allocated among the stock of Gathering pursuant to Treas. Reg. Section 1.338(h)(10)-1. The Buyer and the Seller shall use their good faith best efforts to agree upon such allocation. The Seller shall provide to the Buyer a schedule and supporting material reflecting such allocation for the Buyer's review and consent, which consent shall not be unreasonably withheld. The parties shall take no action inconsistent with, or fail to take any action necessary for the validity of, the Section 338(h)(10) Elections for Gathering, and shall adopt and utilize the asset values determined from such allocation for the purpose of all tax returns filed by them, and shall not voluntarily take any action inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation or otherwise with respect to such tax returns. In the event that Buyer and Seller are unable to resolve any disagreements regarding the allocation of the "modified aggregate deemed sales price" (as defined under applicable Treasury Regulations) among the assets or other aspects of the Forms, Buyer (i) shall be entitled to file the Forms, but only if either the information not agreed upon is deleted or the Forms reflect that the information has not been agreed upon; or (ii) if acceptable to Buyer and Seller within 30 days after notice of such disagreement, the matter in dispute shall be resolved as soon as practicable by a "Big Five" independent accounting firm or, if the disagreement involves valuation, to a nationally recognized appraisal firm mutually satisfactory to the parties (but in no event longer than 30 days), which resolution shall be binding and conclusive upon Buyer and Seller without further appeal therefrom. Buyer and Seller shall bear equally the fees and expenses of such firm. Buyer will timely file the Forms, and any required supplements thereto, in the manner prescribed by Treasury Regulation 1.338(h)(10)-1(d) or the corresponding provisions of applicable foreign, state or local law, and will provide written evidence to Seller that it has done so. Buyer and Seller agree that neither of them will take, or permit any of their Affiliates to take, any action to modify or revoke the elections contained in or the content of any Forms without the express written consent of the other.

17.  Changes to Article XVII, Default and Remedies
     ---------------------------------------------

     a. Section 17.3 of the Agreement shall be amended and restated in its entirety to read as follows:

          17.3 Waiver of Extraordinary Damages.  TO THE FULL EXTENT ALLOWED BY
               -------------------------------
     LAW, AND EXCEPT AS MAY BE INCLUDED IN THIRD PARTY DAMAGES SUBJECT TO ANY INDEMNITY OBLIGATION HEREUNDER, THE PARTIES HEREBY WAIVE AND RELEASE ANY RIGHTS OR CLAIMS TO PUNITIVE OR EXEMPLARY DAMAGES RESULTING FROM A BREACH OF THIS AGREEMENT. THE PARTIES HEREBY WAIVE THE APPLICATION OF THE TEXAS DECEPTIVE TRADE PRACTICES- CONSUMER PROTECTION ACT TO THE TRANSACTION.

     b. Section 17.4 of the Agreement shall be amended and restated in its entirety to read as follows:

          17.4 Waiver of Jury Trial.  SELLER AND BUYER DO HEREBY IRREVOCABLY
               --------------------
     WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

18.  Changes to Article XVIII, Notices.
     ----------------------------------

     Section 18.1 of the Agreement is amended such that copies of notices to the E&P Buyer or the Pipeline Buyer shall be delivered to the following address instead of the address listed in the Agreement prior to this Amendment:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     1700 Pacific Avenue
     Suite 4100
     Dallas, Texas 75201
     Attention: Michael E. Dillard, P.C.
     Fax Number: (214) 969-4343
     Phone Number: (214) 969-2876

19.  Changes to Article XIX, Confidentiality and Disclosure.
     -------------------------------------------------------

     There are no amendments to Article XIX to the Agreement.

20.  Changes to Article XX, Termination.
     -----------------------------------

     There are no amendments to Article XX to the Agreement.

21.  Changes to Article XX, Miscellaneous.
     -------------------------------------

     a. Section 21.1 of the Agreement shall be amended and restated to read in its entirety as follows:

          21.1 Entire Agreement.  This Agreement, as amended, together with the
               ----------------
     LLC Purchase Agreements, embody the entire agreement between the Parties (superseding all prior agreements, negotiations, representations, discussions, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked only by a written instrument signed by each of the Parties; provided, however, the Confidentiality Agreement dated June 17, 1999, between the Parties shall remain effective until Closing. If the sale of the Operating Assets to Buyer is not consummated, then the Confidentiality Agreement shall remain effective as stated therein.

     b. Section 21.4 of the Agreement shall be amended and restated to read in its entirety as follows:

          21.4 Interpretation.  Words of any gender used in this Agreement
               --------------
     shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. None of the terms or conditions of this Agreement, including any Exhibits or Schedules hereto, shall be construed for or against any Party hereto on the basis that such Party did or did not author the same. All terms of this Agreement and the Exhibits shall be harmonized, but in the event of any conflict between the definition of a term in Article I and a more complete description or limitation of such term in a subsequent Article, the subsequent Article shall prevail. The LLC Purchase Agreements are being executed in connection with this Agreement, and the instruments shall be harmonized, to the extent possible, provided however, that no Party shall be entitled to receive duplicate payments (including, without limitation, duplicate payment of any purchase price) or other relief regarding the same matters under both this Agreement, as amended and an LLC Purchase Agreement. In the event of any conflict, redundancy or inconsistency between the terms of this Agreement, as amended, and an LLC Purchase Agreement or any other agreements or documents executed in connection with this Transaction (including without limitation any conflict, redundancy or inconsistency with respect to the provisions relating to indemnification, payment of purchase price, adjustments to the purchase price, transfer of the Common Stock or Membership Interests, representations, warranties and covenants), the provisions of this Agreement, as amended, shall control and prevail. The Article and Section headings are for convenience only and shall have no significance in the interpretation hereof.

     c. Section 21.9 of the Agreement shall be amended and restated in its entirety as follows:

          21.9 Binding Effect, Assignment.  All the terms, provisions,
               --------------------------
     covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and, except as otherwise prohibited, their respective successors; however, this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any Party without the express written consent of the non-assigning or non-delegating Parties, which consent may be withheld for any or no reason; provided that Buyer may assign some or all its rights, duties and obligations under this Agreement to an Affiliate of EEX Corporation. Any assignment or delegation requiring consent which is made without such consent will be void.

     d. Section 21.15 of the Agreement shall be amended by adding the following as a new sentence at the end thereof:

     If E&P Buyer and Pipeline Buyer are different Persons as a result of a permitted assignment of the rights and obligations of either E&P Buyer or Pipeline Buyer hereunder, E&P Buyer and Pipeline Buyer shall be jointly and severally liable for all of the duties and obligations of E&P Buyer and Pipeline Buyer hereunder.

     e. Section 21.17 of the Agreement shall be amended and restated in its entirety as follows:

          21.17   EEX Corporation Guarantee.  EEX Corporation (a) agrees to be
                  -------------------------
     jointly and severally liable with E&P Buyer and Pipeline Buyer for all of E&P Buyer's and Pipeline Buyer's payment obligations under this Agreement and (b) irrevocably and unconditionally guarantees the performance by E&P Buyer and Pipeline Buyer of their respective indemnity obligations under
     Article XV.

22.  Addition of Exhibits and Schedules.
     -----------------------------------

     The Agreement is amended to add the following exhibits and schedules to the Agreement, each of which is attached to this Amendment:

     Exhibit B-1  Pipeline Properties
     Exhibit C-1  Pipeline Balance Sheet
     Exhibit I    Reserves LLC Purchase Agreement
     Exhibit II   Grande LLC Purchase Agreement
     Exhibit III  Southeast LLC Purchase Agreement
     Exhibit IV   E&P Settlement Statement
     Exhibit V    Pipeline Settlement Statement
     Schedule I   E&P Property Package
     Schedule II  Grande Property Package
     Schedule III Southeast Property Package

23.  General Amendment Provisions.
     -----------------------------

     The parties hereto acknowledge that the terms of the Agreement, as amended by this Amendment, shall continue in full force and effect. This Amendment shall be governed and construed and enforced in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws. This Amendment may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

SELLER                                  BUYER
------                                  -----

  TESORO PETROLEUM                           EEX OPERATING LLC
  CORPORATION

                                             By:  EEX CORPORATION

  By:________________________________        By:______________________________
  Name:______________________________        Name:____________________________
  Title:_____________________________        Title:___________________________


  TESORO GAS RESOURCES                       EEX CORPORATION, for purposes of
  COMPANY, INC.                              Section 21.17

  By:________________________________        By:______________________________
  Name:______________________________        Name:____________________________
  Title:_____________________________        Title:___________________________